Exhibit 99.1

Medicine Man Technologies Secures over $1M in New Equity Capital from Outside as well as Inside Investors

DENVER, CO, September 21, 2017 --- Medicine Man Technologies Inc. (OTCQB: MDCL), one of the United States' leading cannabis branding and consulting companies is pleased to provide the following funding update relative to its recent regulation D filing in late August.

On or about August 29th Medicine Man Technologies secured a $1M equity investment from a single accredited investor and is planning on securing additional investment capital as it deems wise in the very near future.

Additionally, on September 20th Board Chairperson Mr. Andrew Williams and CEO, Mr. Brett Roper also purchased shares in this offering (25,000 and 30,000 respectively), choosing to pay a modest premium to the recent price represented in the marketplace so that their investment capital goes directly to the Company rather than to buy shares in the open market. Under this subscription agreement they are also subject to Rule 144 restrictions on selling.

Andrew Williams, Co-founder and Chairman of the Board, commented, “Medicine Man Technology is a leading cannabis consultancy and ‘brand warehouse’ company in the U.S., providing first class cannabis consulting & technology, nutrients, and dispensary advisory services to a growing number of innovative cannabis companies across the country. Our technology solutions optimize yields and quality of product for our clients, helping to improve business performance and ultimately maximize their profits. This capital gives us additional resources to quickly and strategically expand our solutions to capture additional market share across the emerging, legal cannabis market.”

Mr. Williams continued, “When Medicine Man Technologies first started we were strictly a consulting company for new licensees in states promulgating new laws and regulations. While it was good business, there were limitations to its growth and longevity. We understood that limitation and took action to widen our customer base with Cultivation Max and added products and services, namely, Success Nutrients the Three-A-Light book, and the with Denver Consulting Group team. Our evolving business plan includes aggressive growth strategies for all our business lines, including strengthening our sales and marketing strategy. With these efforts underway, we will be continuing to work to target our next acquisition in line with our brands warehouse growth strategy.”

Brett Roper added, “This is the first time since November of 2014 we have raised equity capital and I feel we are entering into this new growth mode with a very clear understanding of purpose. At this time, our use of funds plan is related to expansion of our existing product and service offerings as well as repayment of our remaining convertible debt incurred in October of 2016. I believe we will be able to complete our planned capital raise in the next few months noting these shares are priced at $1.0665 per share and include a warrant (one per share purchased) priced at $1.333 per share.”

About Medicine Man Technologies, Inc.

Established in March 2014, the Company secured its first client/licensee in April 2014. To date, the Company has provided guidance for several clients that have successfully secured licenses to operate cannabis businesses within their state. It currently has twenty eight active clients in 12 states and Puerto Rico, focusing on working with clients to 1) utilize its experience, technology, and training to help secure a license in states with newly emerging regulations, 2) deploy the Company's highly effective variable capacity constant harvest cultivation practices through its deployment of Cultivation MAX, and eliminate the liability of single grower dependence, 3) avoid the costly mistakes generally made in start-up, 4) stay engaged with an ever expanding team of licensees and partners, all focused on quality and safety that will 'share' the ever-improving experience and knowledge of the network, and 5) continuing the expansion of its Brands Warehouse concept.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common and preferred stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by the Company with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. Among other matters, the Medicine Man Technologies may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to, general stock market conditions. Reference is hereby made to cautionary statements set forth in the Company's most recent SEC filings. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time.

Contact Information:

KCSA Strategic Communications

MDCL@kcsa.com